                                                                  CONFORMED COPY

    As filed with the Securities and Exchange Commission on November 20, 2001
                                                      Registration No. 333-_____

-------------------------------------------------------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              WHIRLPOOL CORPORATION
-------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

         Delaware                                               38-1490038
-------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No.)


         2000 North M-63, Benton Harbor, Michigan               49022-2962
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

    WHIRLPOOL CORPORATION NONEMPLOYEE DIRECTOR TREASURY STOCK OWNERSHIP PLAN
-------------------------------------------------------------------------------
                            (Full Title of the plan)

   Robert T. Kenagy, Esq., Associate General Counsel and Secretary, Whirlpool Corporation, Law Department, Mail Drop 2200, 2000 North M-63, Benton Harbor,
                              Michigan 49022-2692
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                  616-923-3910
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

                                                              Proposed
                                                              Maximum
                                                              Offering         Proposed Maximum
       Title of Securities to              Amount to be       Price Per       Aggregate Offering          Amount of
            be Registered                   Registered        Share (1)            Price (1)          Registration Fee
----------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $1.00          300,000 shares        $64.24            $19,272,000            $4,818.00
----------------------------------------------------------------------------------------------------------------------
   Preferred Share Purchase Rights        300,000 shares         (2)                (2)                    (2)
----------------------------------------------------------------------------------------------------------------------

Notes:
    1. Calculated pursuant to Rule 457(h) of Regulation C based on an assumed price of $64.24 per share, which represents the average of the high and low prices of such securities reported on the New York Stock Exchange Composite Tape on November 14, 2001.
    2. Rights to purchase Junior Participating Preferred Stock, Series B initially are attached to and trade with the Common Stock being registered hereby. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.

                                     PART I

               INFORMATION REQUIRED IN THE SECION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The documents listed below are hereby incorporated by reference into this Registration Statement:

1. The Annual Report on Form 10-K of Whirlpool Corporation (the "Company") for the fiscal year ended December 31, 2000.

2. The Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

3. The Current Reports on Form 8-K of the Company filed on March 20, 2001, March 29, 2001, April 19, 2001, July 18, 2001, October 17, 2001 and October 19, 2001.

4. The description of the common stock of the Company which is contained in its Form 8-K dated April 23, 1996.

5. Description of the Preferred Stock Purchase Rights which was contained in the Registration Statement on Form 8-A filed by the Company on April 27, 1998 (File No. 1-3932).

6. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
------   -------------------------

                                                        Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

                                                        Not Applicable

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         The Delaware General Corporation Law and the Certificate of Incorporation of the Company provide for the indemnification of any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding by reason of the fact that such individual is or was a director or officer of the Company or serves or served another enterprise (including the plan) at the request of the Company against all expense, liability, and loss (including attorney's fees, judgments, fines, Employee Retirement Income Security Act of 1974 ("ERISA") excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection therewith, to the fullest extent authorized by the Delaware General Corporation Law, and also generally provides for mandatory advancement by the Company of defense-related expenses.

         Both the Delaware General Corporation Law and the Certificate of Incorporation of the Company provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has obtained directors' and officers' insurance coverage, which insurance covers certain liabilities of directors and officers of the Company arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

                                 Not Applicable

Item 8.  Exhibits.
------   --------

      Exhibit No.
      -----------

         4(a) Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference.)

         4(b) By-laws of the Company, as amended and restated August 17, 1999 (filed as Exhibit 3(ii) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Commission File No. 1-3932, and incorporated herein by reference.)

         4(c) Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (incorporated by reference to the Registrant's Form 8-K filed on April 27, 1998.)

         4(d) Whirlpool Corporation Nonemployee Director Treasury Stock Ownership Plan.

         23            Consent of Ernst & Young LLP

         24            Power of Attorney

Item 9.  Undertakings.
------   ------------

         (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense or any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.
---------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on November 20, 2001.



                                            WHIRLPOOL CORPORATION



                                            By: /s/ Daniel F. Hopp
                                                ----------------------------
                                                    Daniel F. Hopp
                                                    Senior Vice President
                                                    Corporate Affairs and
                                                    General Counsel

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                      Title                                 Date
---------                                      -----                                 ----
David. R. Whitwam*                  Director, Chairman of the Board
                                    and Chief Executive Officer

Jeff M. Fettig*                     Director, President and Chief
                                    Operating Officer

Herman Cain*                        Director

Gary T. DiCamillo*                  Director

Allan D. Gilmour*                   Director

Kathleen J. Hempel*                 Director

James M. Kilts*                     Director                                    October 25, 2001

Arnold G. Langbo*                   Director

Miles L. Marsh*                     Director

Philip L. Smith*                    Director

Paul G. Stern*                      Director

Janice D. Stoney*                   Director

Mark E. Brown*                      Executive Vice President
                                    and Chief Financial Officer
                                    (Principal Financial Officer)

Betty A. Beaty*                     Vice President and Controller
                                    (Principal Accounting Officer)


*By: /s/ Daniel F. Hopp Attorney in Fact                                        November 20, 2001
     -----------------------------------
         Daniel F. Hopp

                                  EXHIBIT INDEX

Exhibit                             Description
Number                              of Document
------                              -----------

4(a) Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference.)

4(b) By-laws of the Company, as amended and restated August 17, 1999 (filed as Exhibit 3(ii) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Commission File No. 1-3932, and incorporated herein by reference.)

4(c) Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (incorporated by reference to the Registrant's Form 8-K filed on April 27, 1998.)

4(d)                Whirlpool Corporation Nonemployee Director Treasury Stock
                    Ownership Plan.

23                  Consent of Ernst & Young LLP

24                  Power of Attorney